UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            February 13, 2001 (February 6, 2001)

                             First Financial Corporation
(Exact name of registrant as specified in its chapter)

Texas	0-5559	74-1502313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Avenue, Waco, Texas	76701
(Address of principal executive offices)	(Zip Code)

Registrant=s telephone number, including area code      (254) 757-2424

Item 5. Other Events and Regulation FD Disclosure.

        On February 6, 2001, the Board of Directors adopted an amendment to Section 3.2 of the Bylaws of First Financial Corporation (the "Company") to provide that the number of directors of the Company is to be fixed by resolution of the Board of Directors, but that the number of directors shall not be less than three, nor more than ten.

        On February 6, 2001, the Board of Directors adopted a resolution increasing the number of directors from seven to eight and appointing Joe Walker and Jim Motheral to fill the vacancy created by the increase in the number of directors and the vacancy created by the death of Director Barrett Smith, who died on July 29, 2000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL CORPORATION
(Registrant)

Date: February 13, 2001	By:	/s/ David W. Mann
David W. Mann, President